LIMITED POWER OF ATTORNEY FOR
                               SECTION 16 FILINGS

The undersigned hereby constitutes and appoints each of Deidre Walsh, Nicholas DiLorenzo and Deanna Berry, signing singly, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, in any and all capacities, to:

   (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange
Act
      of 1934, as amended (the "Exchange Act"), and the rules thereunder, of one or more Eaton Vance Closed-End Fund (the "Funds") listed on Appendix A hereto,
      Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act;

  (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4,
       5 or any amendment thereto and timely file such Form with the United
States
      Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including, without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes); and

   (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve
	in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Funds assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, and supersedes any Power of Attorney executed by the undersigned prior to the date hereof fo the purposes listed above. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 25th day of August, 2025.


Peter Campo
---------------------------------
Print Name of Reporting Person or Entity

/s/ Peter Campo
---------------------------------
Signature





APPENDIX A

EATON VANCE CLOSED-END FUNDS

Eaton Vance California Municipal Income Trust
Eaton Vance California Municipal Bond Fund
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Floating-Rate Income Trust
Eaton Vance Limited Duration Income Fund
Eaton Vance Municipal Bond Fund
Eaton Vance Municipal Income 2028 Term Trust
Eaton Vance Municipal Income Trust
Eaton Vance National Municipal Opportunities Trust
Eaton Vance New York Municipal Bond Fund
Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund Eaton Vance Tax-Managed Global Diversified Equity Income Fund